UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported) July 6, 2015

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Matador Resources Company
(Exact name of registrant as specified in its charter)
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Texas	001-35410	27-4662601
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 LBJ Freeway, Suite 1500, Dallas, Texas	75240
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (972) 371-5200
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Principal Accounting Officer
On July 6, 2015, Matador Resources Company (the “Company”) appointed Robert T. Macalik as Vice President and Chief Accounting Officer. Previously, Mr. Macalik served as Corporate Controller and Director of Technical Accounting & Financial Reporting of Pioneer Natural Resources Co. Prior to joining Pioneer in 2012, Mr. Macalik served as a Senior Manager at PricewaterhouseCoopers LLP, having joined the firm in 2002.
Mr. Macalik, age 36, holds both a Bachelor of Business Administration degree and a Master in Professional Accounting degree from the University of Texas at Austin. He is a licensed certified public accountant.
In connection with the appointment, the Company entered into a standard at-will employment agreement with Mr. Macalik pursuant to which, as a non-executive officer, Mr. Macalik will receive compensation in a manner consistent with the Company’s compensation of its non-executive officers, including any grants of long-term equity incentive awards under the Company’s long-term incentive plans. Mr. Macalik received an initial equity award of 7,000 shares of restricted stock, which vest on the third anniversary of the date of grant, July 6, 2018, and 5,100 stock options, which vest on the third anniversary of the date of grant, July 6, 2018, and have an exercise price of $22.21.
There are no arrangements or understandings between Mr. Macalik and any other person pursuant to which Mr. Macalik was selected as an officer of the Company. Mr. Macalik does not have any family relationship with any director or executive officer of the Company. Mr. Macalik does not have any direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Appointment of Director
On July 6, 2015, the Board of Directors (the “Board”) of the Company appointed Don C. Stephenson to the Board. Mr. Stephenson recently retired as a partner of Baker Botts L.L.P., having practiced with the international law firm as a partner since 1996 and having served as head of the tax section of the firm’s Dallas office.
Mr. Stephenson was appointed to serve as a Class II director and will stand for election at the 2016 Annual Meeting of Shareholders to serve for a term of office until the 2019 Annual Meeting of Shareholders and until the election and qualification of his successor or until his earlier death, retirement, resignation or removal.
Mr. Stephenson will be compensated according to the director compensation program described in the Director Compensation section of the Company’s Proxy Statement for the Annual Meeting of Shareholders held on June 10, 2015 filed on April 29, 2015 and incorporated herein by reference. He will also enter into an indemnification agreement with the Company in the form included as Exhibit 10.22 to Amendment No. 1 to the Registration Statement on Form S-1 filed on November 14, 2011 and incorporated herein by reference. Mr. Stephenson does not have any direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.
On July 6, 2015, the Company issued a press release announcing the addition of Mr. Stephenson as a member of the Board and the appointment of Mr. Macalik as the Company’s Vice President and Chief Accounting Officer (the “Appointment Press Release”). A copy of the Appointment Press Release is furnished as Exhibit 99.1 to this Current Report. The Appointment Press Release is incorporated by reference into this Item 7.01, and the foregoing description of the Appointment Press Release is qualified in its entirety by reference to this exhibit.
On July 9, 2015, the Company issued a press release providing an operational update and summary of recent corporate events (the “Operational Update Press Release”). A copy of the Operational Update Press Release is furnished as Exhibit 99.2 to this Current Report. The Operational Update Press Release is incorporated by reference into this Item 7.01, and the foregoing description of the Operational Update Press Release is qualified in its entirety by reference to this exhibit.
The information furnished pursuant to this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Appointment Press Release, dated July 6, 2015.
99.2	Operational Update Press Release, dated July 9, 2015.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATADOR RESOURCES COMPANY

Date: July 10, 2015	By:	/s/ Craig N. Adams
	Name:	Craig N. Adams
	Title:	Executive Vice President

Exhibit Index

Exhibit No.	Description of Exhibit
99.1	Appointment Press Release, dated July 6, 2015.
99.2	Operational Update Press Release, dated July 9, 2015.